EXHIBIT 99(b)

                                  THE BUSINESS OF I-LINK

  I-Link is in the business of delivering business communications services via the emerging worldwide data communication networks (which includes the Internet). I-Link seeks to provide business communications solutions and enhanced capabilities to existing users of traditional telecommunications services, at substantial cost savings to its customers through utilization of the Internet and other existing data communications networks. I-Link's first business communications product is marketed under the name "Fax4Less[TM]."

Fax4Less

  The Core Product. Fax4Less is I-Link's core business communications product. It enables the user to utilize its existing fax machine to send a fax long distance to its ultimate destination, without incurring any long distance telephone charges. Transmission of the data takes place via flat rate-based data lines such as those found on the Internet. No special equipment is required for the user, the person who receives the fax does not need to be a subscriber to Fax4Less and does not need any equipment other than a conventional fax machine to receive the fax. The fax arrives in the same form and in the same amount of time as a conventional fax transmission.

  The Company believes there are approximately 3.5 million fax machines in use in the United States today, the users of which incur long-distance charges of an average of $500 or more per machine, per month and 3.5 million fax machines that average $200 per month in long distance charges. Those users represent I-Link's initial target market. Fax4Less subscription costs are currently projected at $99 per machine, per month, and the service will be available in the Fall of 1996. Fax4Less significantly reduces costs immediately, while in many cases, providing better fax service.

  I-Link will pursue a multi-tiered infrastructure strategy. In some cases, I-Link will establish its own POP. In others, I-Link will partner with national and recognized telephone service resellers and Internet Service Providers ("ISPs"), incenting those organizations to provide the needed POPs consistent with I-Link service requirements. I-Link will establish its own POPs incrementally as business needs dictate. The Company believes that 70 U.S. POPs, placed strategically, will cover 80% of current United States fax traffic. Installation of the POPs is a simple process involving pre-configured Fax Engines and communications lines.

  I-Link will also establish Network Operating Centers ("NOCs") to monitor and maintain the I-Link network. Successful management of the network is critical to providing the highest level of support.


   GRAPHIC DESCRIPTION - FIGURE 1
           The graphic shows a fax machine in NYC connected to a Fax Engine, connected to the I-Link Inter-network. This network is connected to another Fax Engine, which in turn is connected to another Fax Machine.



The Fax Engine[TM], represents I-Link's method-patent pending technology. This technology enables a conventional fax machine to communicate with another conventional fax machine via a data communication network such as the Internet,
       99(b)1
that utilizes the TCP/IP communications protocol. TCP/IP is the communications protocol that allows a computer to access and communicate over data communication networks such as the Internet. Fax Engines are located at I-Link Points of Presence ("POPs") which cover strategic local dialing areas and provide the service infrastructure. Thus, cost for the transmission is the cost of a local call plus access to the worldwide inter-network similar to current computer access to the Internet.

By way of illustration, a subscriber in New York wishing to send a fax from New York to Houston dials a local Fax Engine located at I-Link's New York
POP, enters a personal identification number and a destination number, and sends the fax just as he or she normally would via facsimile. The New York
Fax Engine receives the fax, then routes it for delivery by area code and local exchange prefix to the appropriate Fax Engine in Houston via the I-Link network. A local phone call to the recipient fax machine is placed by the Houston Fax Engine, and the fax is delivered. A report of the transaction, including notification of receipt and/or any error handling, is sent to the New York subscriber.

The Fax4Less Methodology. I-Link services are founded on method-patent pending technology that allows conventional fax machines to communicate via TCP/IP driven networks. This means that devices such as fax machines can be used as they currently are used, but users will no longer need to access communications lines that charge distance-based rates. A subscriber can transmit faxes via I-Link outside local dialing areas for the cost of a local call. This technology is housed in an I-Link "fax engine" (consisting of computer and networking hardware and proprietary software) at an I-Link point-of-presence ("POP"). In addition to connecting devices, the engine provides self-diagnostic software designed to prevent service failure. And, it stores data and statistics on account information and system usage, allowing I-Link to immediately monitor capacity and enhance functionality.

Technological Advantages. I-Link's fax transmission method provides several technological advantages over traditional point-to-point transmission. Some of these advantages are discussed below.

        It maximizes fax machine capabilities. In point-to-point fax methodology, fax transmission speed is limited by the sometimes weak long-distance connection as well as the slower of the baud rates between the two fax machines. The Fax Engine allows the transmitting fax machine to operate at its maximum transmission speed irrespective of the capabilities of the fax machine receiving the transmission.

        It frees both the sending and receiving fax machines to both send and receive other faxes. For example, the sending machine can send the fax to its local Fax Engine much faster than it can send a fax directly to the receiving machine. Once the fax has been sent to the local Fax Engine, the sending fax machine is free to send and receive faxes. Similarly, the receiving fax machine receives its faxes from its local Fax Engine, so time spent receiving the fax is minimized.

        It facilitates error handling. The Fax Engine is responsible for the actual transmission of the fax. If the recipient fax is busy, the Fax Engine (not the fax machine) re-dials. Again, this frees the fax machine for other uses. Similarly, the Fax Engine handles errors such as "All Circuits Busy."

       99(b)2
        It allows for reporting and archiving. Not all fax machines have reporting capabilities. Since the Fax Engine handles the transmission, it creates and sends reports. Also, it can archive electronic copies of faxes. If desired, faxes can be retrieved to provide a history of a fax communication.

        It provides a base for other services. Once stored, the electronic data can be sent to a variety of types of (and number of) recipients. These services are described below.

Other Fax-Related Services. I-Link provides additional fax services, many of which are not available with current fax technology, to substantially increase the user's fax and data transmission capabilities without incurring any capital cost. These include:

        Voice Annotation. This service allows users to annotate a fax with voice, allowing the sender to leave a voice-mail message for someone whose telephone system did not have voice-mail capabilities. For example, a note on the fax could read, "please listen to voice attachment." The recipient can dial a number and enter a PIN to listen to the attachment.


        E-Mail to Fax Gateway. This service allows users to send e-mail to any fax machine. The user sends e-mail to a unique Internet address which translates the text into a fax, then delivers it via the Fax4Less service.

        Fax to E-Mail Gateway. This service allows subscribers to receive faxes as e-mail, delivered to an e-mail address previously specified by the subscriber.

        Reporting. This service allows subscribers to receive (via fax or World Wide Web) regular activity reports on faxes sent. It includes, but is not limited to, usage reports, error reports, and transmission notification, many of which current fax machines do not have.

        Fax Mail. This service gives the subscriber the ability to receive and store faxes that are sent to it for re-routing to another fax machine, fax modem, or e-mail address designated by the subscriber.

        Fax Broadcast. This service allows the subscriber to simultaneously send a fax to a list of many recipients.

        Virtual Fax Machine. This service allows users to create a "virtual fax machine" or fax phone number in one area code and receive faxes in a different area code. For example, a company in New
        York could allow its subscribers who are not I-Link subscribers in Los Angeles to dial a local Los Angeles fax number, to send a fax to New York, thereby avoiding long-distance telephone charges.

        Fax CC (Carbon Copy). This service allows a subscriber to simultaneously send up to five "carbon copies" of a fax to different destinations, saving the subscriber time and money and reducing network traffic.

Extensive but Incremental Infrastructure.  Key to the quality of I-Link
       99(b)3
services is the necessary infrastructure to support the service. The service needs to reach all subscribers, and in order to be cost effective to I-Link, must reach high-traffic subscription areas without using distance-based rate lines. In the case of fax and voice services, this means an I-Link POP (with I-Link technologies and access to data lines) must be located in each high-traffic local dialing area.

Market Opportunities

The Company believes there are an estimated 3.5 million fax machines in use in the United States today, the users of which incur long-distance charges of an average of $500 or more per machine per month and 3.5 million fax machines that average $200 per month in long-distance charges. Those users represent I-Link's initial target market. The long distance fax market has been estimated to be a $30 billion market in the United States alone.

  Opportunity to Provide Substantial Savings to Fax User. Utilization of Fax4Less affords the opportunity to substantially reduce the long distance data transmission charges presently borne by the current user of traditional fax machines. Charges for the use of land-line networks traditionally utilized by fax machines are generally based on time and distance, often resulting in substantial long distance charges. In contrast, the charges associated with the new data communications networks (such as the Internet) are generally fixed.

  Integration of Distinct Networks. There are currently a number of distinct information-carrying networks. Telephone, cable, wireless, and private and public networks are primary examples. Technologies supporting these networks will continue to integrate and evolve, allowing for previously unavailable opportunities for information distribution and access. The current business infrastructure presents impediments to the easy use of those networks. For example, in the fax industry there is a proliferation of fax or fax-like communication technologies, including fax machines, fax servers, fax software and e-mail. But these technologies are not well integrated; a party wishing to send information to others may have to format and send the data several different ways depending on the messaging equipment and systems available to the recipients.

  Opportunity to Deliver Enhanced Capabilities. The TCP/IP networking protocol and new transmission media such as are often associated with the Internet offer the possibility of substantially improved data communication. However, as highlighted above, telephones and fax machines are not TCP/IP-enabled. In order to take full advantage of the TCP/IP protocol and the Internet, users first must own or have access to a computer, and then need access to the Internet. Therefore, telephones and fax machines utilize traditional land-line telecommunications networks to transmit their voice and data. Charges for the use of those traditional networks are generally based on time and distance, often resulting in high long distance charges. In contrast, the charges associated with the new data communications networks (such as the Internet) are generally fixed.

  Market Response. Many of the responses seen in the marketplace to the opportunities discussed above are problematic in that they are often computer-oriented. Solutions typically require that a user (i) own a personal computer; (ii) have access to the Internet or an intranet, and (iii) have software compatible with software other users own. This significantly limits the market for the solution. Moreover, the responses often follow a product approach rather than a service approach. The product approach, usually modeled after the same approach followed by computer software vendors, imposes further requirements on the user. The approach requires version
       99(b)4
management, with users required to ensure that their software is current; it requires training, and re-training as procedures change; and gives a customer an interface-driven product that often has more capacity than a user needs.

Target Markets

  Management of I-Link categorizes its domestic and international target facsimile user markets as follows: (i) small and medium sized businesses (0-500 employees); (ii) large businesses (more than 500 employees); and
(iii) vertical markets. I-Link's primary target market consists of small and medium sized businesses.

  Small and Medium-Sized Businesses. Small and medium-sized businesses often have a difficult time obtaining and using technology. Typically, they lack the resources and/or expertise needed to obtain strategic advantage from state-of-the-art technology. Although I-Link defines small and medium-sized businesses as businesses with less than 500 employees, it is also important to note that departments or offices within larger businesses may also be placed in this category. Larger businesses can dedicate resources and/or funds to technology customization or even technology development. Smaller businesses often must accept off-the-shelf solutions designed for general use. Ultimately, per-fax costs are typically higher for smaller businesses. I-Link believes that its services are of significant strategic advantage to small businesses.
Without having to adopt new technology or procedures, small and medium-sized businesses can immediately save money crucial to their bottom line.

  Large Businesses and High-End National Accounts. Large businesses and high-end national accounts (Fortune 2000) have significant fax traffic. These businesses may utilize equipment and technologies that counter long-distance costs. However, I-Link expects to profit from targeting such businesses. For example, the Company believes many of these businesses incur monthly land-line long distance telephone charges of up to $800 to $1,200 per fax machine. Those businesses could realize substantial savings from I-Link's services.

Marketing Campaign

  I-Link plans to employ two marketing campaigns.

  The objective of the first campaign is to identify and recruit sales, marketing, and distribution channels which I-Link will strategically leverage to sell I-Link services and include: (i) channel advertising/coop programs;
(ii) reseller and press kits; (iii) product demonstrations; and (iv) trade shows.

  The objective of the second campaign is to create brand awareness in the community of end-customers and include: (i) direct advertising/channel coop;
(ii) public relations; (iii) direct mail; (iv) junk fax; (v) marketing collateral bundling (original equipment manufacturers ("OEMs") equipment retailers); (vi) seminars/symposiums; (vii) panel participation; and (viii) trade shows.

Distribution Plan

  I-Link will target the following distribution methods: (i) reselling through independent telephone company, or "Telco", resellers; (ii) reselling through Internet service providers ("ISPs"); (iii) reselling through cable/broadcasting companies; (iv) reselling through direct sales organizations; (v) direct sales to top national accounts and vertical market resellers ("VMRs"); (vi) COMDEX channels; (vii) leveraging OEM channels; and (viii) telemarketing/telesales.
       99(b)5
  Reselling. I-Link offers telephone service resellers, cable and broadcast companies, ISPs and direct sales organizations significant partnering opportunities. By adding I-Link services to their current list of services, these potential partners enhance their competitive position in highly competitive and increasingly fragmented markets. With I-Link incentives, they also stand to increase their revenue and profit margin by positioning Fax4Less as a value-added competitive service.

  COMDEX Channels. Suppliers of telecommunications equipment, such as office equipment stores, computer dealers, and office supply superstores represent a direct interface to many targeted I-Link customers. For example, over 20% of fax machines are purchased from office equipment dealers or supply superstores. This represents a significant, well-established channel for I-Link. I-Link can also create a fax driver that allows a customer to both subscribe to I-Link's service and interface with existing fax software. This gives I-Link a "fax service in a box" capability and a shelf presence.

  OEM Channel. Market building with OEMs also represents significant opportunity to I-Link. Sales incentives will motivate OEMs to provide a highly targeted marketing channel for I-Link campaigns.

  Telemarketing. I-Link will utilize the telemarketing and telesales channel employed by many service providers. As in the example of current business communications providers, I-Link will directly contact customers in strategic markets, stressing the significant cost benefits associated with I-Link services while fielding sales inquiries derived from advertising.

Technology Issues

  As of July 1, 1996, the Company maintains POPs in Dallas, Houston, San Francisco, New York, Austin, Los Angeles, Boston, New Orleans, Chicago, and Washington D.C. The Company expects to have four additional POPs by July 15, 1996. I-Link intends to establish POPs at strategic locations in the United States and, eventually, worldwide, to allow subscribers to access I-Link's network locally. By the end of 1996, I-Link expects to have 70 POPs that will be able to service approximately 80% of the fax traffic in the United States. I-Link's fax network will be a high-speed interconnected network of POPs. I-Link will create its network by leasing high-speed data lines and/or partnering with existing communications and Internet service entities that currently provide access to such lines.

  Capacity. Capacity, or lack thereof, is a frequently discussed topic with regard to data transmission via the Internet or worldwide data communications networks. "Slow service" resulting from inadequate capacity is one of the common complaints among Internet users. Capacity is a function of "bandwidth" on the network or the ability of the infrastructure to carry potentially large amounts of data to and from large numbers of users. Bandwidth is a perceived threat to communication via non-traditional transportation modes. I-Link's network is owned and managed by I-Link. In some cases, parts of the network may be contractually provided by other entities in the future. However, management believes I-Link has the ability to monitor and manage all of its network capacity. I-Link Fax Engines monitor and store statistical capacity-related data. Transmission locations, transmission size, and transmission times are easily stored and accessed by the I-Link system. An I-Link Network Operations Center ("NOC") monitors data and can immediately detect when utilization levels are high. I-Link can then add capacity as needed. Because I-Link data is associated with a specific service (e.g., faxes) and is transmitted between (and encoded and decoded by) I-Link Fax Engines, the type and purpose of the data is well understood and
       99(b)6
"overhead" bandwidth needs are better addressed. Data segmentation gives the Fax Engines additional ability to maximize capacity. As a result I-Link uses bandwidth up to four times as efficiently as traditional fax systems do over the same medium.

  Security. Security is a major concern associated with Internet data transmission. I-Link controls the routing of data from one POP to another.
Few transmissions go from unknown location to unknown location as is traditional with the Internet. Since it is possible that some transmissions will travel a more traditional Internet route, I-Link utilizes RSA Data Security, Inc.'s ("RSA") public-key cryptographic technology, a technology that encrypts and decrypts data transmission. See "I-Link's Contractual Arrangements - RSA" below for a discussion of the Company's agreement with RSA.

  A subscriber's fax data is much more insecure on public telephone lines, particularly when the hard copy must be physically placed on a fax machine than it is on a network encrypted with RSA technology. Management believes that I-Link's system provides a measure of security that actually makes fax transmission more secure than using traditional facsimile methods.

Competition

  The market for business communications services is extremely competitive. I-Link believes that its ability to compete in I-Link's business successfully will depend upon a number of factors, including market presence; the capacity, reliability and security of I-Link's network infrastructure; ease of access to and navigation of the Internet or other such networks; the pricing policies of competitors and suppliers; the timing of introductions of new products and services into the industry; I-Link's ability in the future to support existing and emerging industry standards; and industry and general economic trends.

  The participants in that market consist of facsimile machine vendors (such as Sony, Sharp, Canon, Hewlett-Packard, Ricoh and Toshiba), fax service bureaus, PC-based fax modem and software manufacturers and distributors
(such as Hayes and U.S. Robotics), long distance telephone service providers such as AT&T, MCI, Sprint and LDDS) and overnight package delivery services (such as Federal Express, United Parcel Service, Airborne Express, DHL, and the U.S. Postal Service). These entities are far better capitalized than the Company and control substantial market share. In addition, there may be other businesses that are attempting to introduce products similar to the Company's for the transmission of business information over the Internet. There is no assurance that the Company will be able to successfully compete with these market participants.

I-Link's Contractual Arrangements

  RSA. I-Link is a party to a master license agreement dated January 9, 1995 with RSA pursuant to which I-Link received a non-exclusive right to develop and distribute software products that incorporate RSA's data encryption security software. The agreement requires I-Link to pay $150,000 for the right to incorporate RSA's software in software products developed and distributed by I-Link and licensed to up to 150,000 persons. I-Link is also required to pay an annual maintenance fee of $5,000. $150,000 is due and owing to RSA.
The RSA agreement is important to I-Link's business because RSA's technology allows I-Link to provide substantial security protection to the users of Fax4Less and to persons utilizing I-Link's Internet access services.
However, management believes that data encryption software is available from other vendors. The loss of RSA as a vendor would have a material
       99(b)7
adverse effect on the Company.

  AT&T. I-Link leases such number of data network communication lines from AT&T as I-Link's business demands. Those telephone lines represent part of the infrastructure over which I-Link conducts its business. Generally, the Company is billed a fixed amount per circuit, the connection between two geographic locations. I-Link is committed to make minimum monthly payments of $75,000 for such lines over a five-year period commencing
March 1995. The arrangements with AT&T are presently being renegotiated, and it is not clear what the outcome of those negotiations will be. As of August 6, 1996, I-Link owes AT&T $660,745. Data network communication lines are available from other vendors. The loss of AT&T as a vendor would have a material adverse effect on the Company.

  IBM Credit Corporation. Prior to June 30, 1996 I-Link financed approximately $672,285 of equipment through IBM Credit Corporation.
Under the terms of those credit arrangements, I-Link is obligated to pay approximately $60,000 every quarter. As of June 30, 1996, the amount due and payable to IBM Credit Corporation was $602,476. The Company is current under this agreement.

  Spyglass. I-Link is party to an agreement dated April 14, 1995 with Spyglass, pursuant to which I-Link received a non-exclusive right to develop and distribute software products that incorporate certain technology owned and distributed by Spyglass (the "Spyglass Browser"). I-Link entered into the agreement in order to incorporate the Spyglass Browser into I-Link's Internet access software, which I-Link in turn distributed in connection with its provision of Internet access services. The contract required the payment of $300,000 for purchase of the right to incorporate the Spyglass Browser in up to 250,000 licenses, plus interest at the rate of 18% per annum. I-Link is also required to pay an annual support fee of $35,000. Spyglass has threatened to terminate the agreement and the licenses granted thereunder because of I-
Link's failure to make timely payments thereunder. As of May 31, 1996 the amount owed is approximately $300,000, plus approximately $34,000 in accrued interest. The Company intends to satisfy its monetary obligation to Spyglass. Management does not believe that termination of the Spyglass agreement would have a material adverse effect on the Company because
Internet access is not expected to be the focus of I-Link's future business and because it is not necessary to include browser software for Internet access.

  MFS Telecom, Inc. On June 21, 1996, I-Link entered into an Agreement for Terminal Facility Collocation Space with MFS Telecom, Inc. ("MFS").
Under the agreement, I-Link has the right, but is not obligated, to elect to occupy certain office and storage space and utilize MFS co-location services within commercial buildings at one or more leasehold sites held by MFS for the placement and operation of I-Link's telecommunications equipment and cabling. The agreement provides that MFS will make facilities in 21 major cities throughout the U.S. available to I-Link and expects to have an additional 30 sites in the U.S. and 7 international sites available to I-Link by year end. I-Link may elect to occupy any of such sites on a location-by-location basis. Although minimum occupancy terms, rentals and service charges vary somewhat from site to site and will be set forth in schedules to the agreement, rentals presently range from $500 to $1,000 per month with a $500 per month per site average and an $800 one-time initial charge per site and certain other additional charges for power, cross-connection fees and the like to be agreed upon at the time of election to occupy an MFS site.
Management of I-Link believes that the MFS agreement provides I-Link with the opportunity to avail itself of strategic locations for POPs at competitive rates together with co-location and administrative services provided by MFS
       99(b)8
without the burden of long-term leases.

I-Link Management

  John Edwards, Chief Executive Officer (Effective April 1996). John Edwards held senior management positions at Novell, Inc., including Executive Vice President of the Desktop Systems Group, Executive Vice President of
Strategic Marketing, and Vice President of NetWare Systems Group.
Mr. Edwards' experience includes developing, growing, and managing new businesses. After leaving Novell, Inc., Mr. Edwards served as President and Board Member of Coresoft, Inc. Mr. Edwards holds a B.S. degree in
Computer Science from Brigham Young University. Mr. Edwards recently served as a visiting professor at the Marriott School of Management at Brigham Young University. Mr. Edwards is a director of the Company.

  Clay Wilkes, Chief Technology Officer. Prior to founding ILINK, Ltd. in 1994, Mr. Wilkes was a consultant to IBM in Austin, Texas, playing a key role in the development and architecture of the PowerPC. Before that, he was a manager of UNIX product development at Novell, Inc. in Provo, Utah, where he managed the networking server and client development groups. Mr. Wilkes has also served as a consultant to the IBM Corporation in Los Angeles, and was a Senior
Systems Programmer for the Sperry Corporation in Salt Lake City, Utah.
Wilkes attended the University of Oregon and Brigham Young University and has done graduate work in Computer Science at Utah State University.
Mr. Wilkes is a director of I-Link and of the Company.

  Alex Radulovic, Executive Vice President (Effective July 1996). Alex Radulovic has considerable experience with the Internet and its supporting protocol and software, as well as a strong background in telecommunications. Mr. Radulovic served as a software consultant to IBM Corporation in Austin, Texas, where his responsibilities included development and support of NetWare for AIX and a wide range of AIX Communications products.
Mr. Radulovic's background includes serving as a software engineer for development on the NetWare 386 operating system for Novell, Inc. in Provo, Utah and software engineer for RAID development at Computer System architects in Provo, Utah. Mr. Radulovic studied Computer Science at Brigham Young University, Mechanical Engineering at Belgrade University, and Physics at Beogradski Skojeveci (Belgrade, Yugoslavia).

  Bill Flury, Vice President of Sales and Marketing. Bill Flury has over 17 years of intense and progressively proven sales and marketing management experience. Mr. Flury's career started as an Account Manager and Sales Representative at Xerox Corporation and then moved to IBM/Rolm
Corporation, where he eventually served as a Regional Marketing Manager.
In 1988, Mr. Flury moved to Novell, Inc., where he was the Senior Director of National Accounts and Industry Markets. He then worked for Adobe
Systems as Director of Market Development and then for NetLabs as Vice President of Worldwide Sales and Customer Support. Recently, Mr. Flury has held the Vice President of Worldwide Sales position at Zebra Technologies,
VTI. Mr. Flury has established domestic and international programs in direct sales, multi-tiered channel sales, and OEM sales. He has established strategic alliances and computer dealers, independent software vendors, Fortune 500 companies, and others. He has had individual revenue responsibilities in excess of $150 million. Mr. Flury holds Business and Sociology degrees from the University of Utah, and is a graduate of the Stanford Executive Program.